                                   FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
               Date of Report (Date of earliest event reported):
                               February 3, 1997

                      ROBERTS PHARMACEUTICAL CORPORATION
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            (exact name of registrant as specified in its charter)

  NEW JERSEY                          1-1-432                       22-2429994
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(State or other                   (Commission)                    (IRS Employer
jurisdiction of                   File Number)                   Identification
incorporation)                                                   Number)

                               Meridan Center II
                             4 Industrial Way West
                          Eatontown, New Jersey 07724
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         (Address of principal executive offices, including zip code)


       Registrant's telephone number, including area code:  908-389-1182

                              Meridian Center II
                             4 Industrial Way West
                         Eatontown, New Jersey  07724

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         (Former name or former address, if changed from last report)


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                                     - 2 -

        Item 5.  Other Events
                 ------------

                 Roberts Pharmaceutical Corporation announced today that it has received notification from the Food and Drug Administration (FDA) that the Company's New Drug Application for AGRYLIN (TM) is approvable.

        AGRYLIN (anagrelide hydrochloride) has been developed by Roberts for the treatment of essential thrombocythemia, a life threatening condition characterized by high blood platelet counts. The FDA has not previously approved a drug for this indication. AGRYLIN is indicated for the treatment of patients with essential thrombocythemia to reduce the elevated platelet count and to reduce the risk of thrombosis and to improve associated symptoms.

        AGRYLIN is approvable under section 505(b) of the Federal Food, Drug and Cosmetic Act and does not require any additional studies. Roberts is currently in the process of preparing a marketing label to be submitted to the FDA which is a prerequisite to marketing clearance.

        The Company commented that marketing approval of AGRYLIN is a major development for Roberts and should contribute to 1997 being a pivotal year in the long-term growth of Roberts.


                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                ROBERTS PHARMACEUTICAL CORPORATION
                                ----------------------------------
                                          (Registrant)



Date: February 5, 1997          By: /s/ Anthony A. Rascio
                                   -------------------------------
                                   Anthony A. Rascio
                                   Vice President